CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Select Fixed Income Trust:

     We consent to the use of our report dated November 6, 1998 for Evergreen Select Adjustable Rate Fund incorporated herein by reference and to the references to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the statement of additional information.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
January 29, 1999